EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund,
Monthly Payment Series--561, Defined Asset Funds:

We hereby consent to the use in this Registration Statement No. 33-60963 of our opinion dated September 21, 1995, relating to the Statement of Condition of Municipal Investment Trust Fund, Monthly Payment Series--561, Defined Asset Funds and to the reference to us under the heading 'Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 21, 1995